                                                                    EXHIBIT 99.1

PRESS RELEASE
================================================================================

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
Monday, October 25, 2004

Contact: Margaret K. Dorman
         Chief Financial Officer
         (281) 443-3370


                       SMITH INTERNATIONAL, INC. ANNOUNCES
                    48 PERCENT INCREASE IN QUARTERLY EARNINGS

      HOUSTON, Texas (October 25, 2004)... Smith International, Inc. (NYSE: SII) today announced record earnings of $51.9 million, or 51 cents per diluted share, for the third quarter of 2004. The Company's net income improved eight percent on a sequential quarter basis, after adjusting the second quarter's results for a 20-cent after-tax charge related to a patent infringement suit, and was 48 percent above the prior year's third quarter earnings of $35.0 million. The majority of the sequential earnings growth was generated in Canada, attributable to the seasonal increase in drilling activity, but improved financial performance in the Company's Distribution segment also had a favorable impact on the quarterly results.

      Revenues for the three months ended September 30, 2004 were $1.1 billion, five percent above the second quarter of 2004 and 21 percent higher than the prior year quarter. The sequential revenue growth was reported in the Western Hemisphere, as higher land-based drilling activity more than offset a $15 million revenue reduction from weather-related work disruptions in the Gulf of Mexico. Eastern Hemisphere revenues were comparable with the second quarter of 2004 as increased market penetration in the Far East market was offset by the impact of activity declines in Europe/Africa. Year-over-year, the revenue growth was primarily influenced by a 16 percent improvement in U.S. land-based drilling activity and, to a lesser extent, new contract awards in the Eastern Hemisphere markets.

      M-I SWACO's third quarter revenues totaled $565.4 million, three percent above the second quarter of 2004 and 18 percent higher than the prior year period. The sequential quarter revenue growth was influenced by the seasonal drilling rebound in Canada and increased spending in certain Latin American markets, including Mexico and Argentina. U.S. revenues showed a slight increase over the amounts reported in the second quarter of 2004, as higher land-based revenue volumes were largely offset by weather-related revenue reductions in the U.S. offshore market, which resulted in lower sales of high-margin synthetic fluid products. Compared to the prior year quarter, approximately two-thirds of the revenue growth was generated in areas outside of North America, reflecting new contract awards in certain international markets and increased exploration and production spending in the Former Soviet Union, the Middle East and the Far East markets. To a lesser extent, increased land-based North American drilling activity also contributed to the year-over-year revenue improvement.

      Smith Technologies reported revenues of $126.8 million, five percent higher on a sequential quarter basis and 21 percent above the September 2003 period. The improvement over the second quarter primarily reflects increased revenue volumes associated with the seasonal drilling recovery in Canada. Year-over-year, revenues increased at a rate significantly in excess of the nine percent improvement in worldwide drilling activity. The favorable comparison reflects increased customer demand for diamond bit products specifically designed for the North American rental market and, to a lesser extent, price increases implemented during the past 12 month period.

      Smith Services' revenues totaled $124.6 million, a seven percent improvement on a sequential quarter basis and 21 percent above the third quarter of 2003. The sequential revenue growth was driven by increased demand for tubular products in the U.S. market and the impact of incremental revenues from the CanFish acquisition completed in July 2004. After excluding the impact of tubular sales, base revenues were comparable with the second quarter as work disruptions in key drilling markets impacted revenue volumes. The revenue increase from the prior year quarter was reported in the Western Hemisphere markets and primarily reflected increased customer spending across drilling-related product and service lines.

      Wilson reported revenues of $302.4 million, nine percent higher on a sequential quarter basis and 27 percent above the prior year period. Higher sales to the upstream energy segment, influenced by the seasonal drilling recovery in Canada, accounted for the majority of the sequential revenue improvement. Industrial and downstream revenues, which grew 12 percent from the second quarter of 2004 driven by increased project business in the refining and engineering and construction markets, also contributed to the sequential revenue increase. Higher reported line pipe sales in the U.S. market combined with the implementation of new contract awards in the industrial and downstream segment accounted for the majority of the revenue improvement over the prior year quarter.

      Commenting on the results, Chairman and CEO, Doug Rock stated, "The third quarter of 2004 was another solid revenue and earnings performance for Smith. We anticipate a long line of continued, future year-over-year and sequential earnings improvements. Our confidence is supported by tight supply and demand fundamentals and our expectation that customer spending will accelerate further in 2005 and beyond."

      Loren Carroll, Executive Vice President, also noted that, "We're pleased with our third quarter results, especially in light of the disruptions we've experienced during this quarter that negatively impacted some of our most significant geographic areas. As work resumes in these markets, and we realize the impact of our recently announced price increases, we're optimistic that we'll see improved profitability levels."

      Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 9:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Monday, November 1, 2004 by dialing (706) 645-9291 and entering conference call identification number "1132335".

      Certain comments contained in this news release and today's scheduled conference call concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. Whenever possible, the Company has identified these "forward-looking" statements by words such as "anticipate", "believe", "encouraged", "expect", "expected" and similar phrases. The forward-looking statements are based upon managements' expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the Company's financial results will be as estimated. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of factors, which could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

      Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the three-month periods ended September 30, 2004 and June 30, 2004. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

            Financial highlights follow:

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                Three Months Ended
                                                            -----------------------------------------------------------
                                                                     September 30,
                                                            ----------------------------------               June 30,
                                                                2004                   2003                     2004
                                                            -----------              ---------              -----------
Revenues                                                    $ 1,119,184              $ 924,792              $ 1,064,450
                                                            -----------              ---------              -----------
Costs and expenses:
  Costs of revenues                                             780,201                646,390                  737,082
  Selling expenses                                              172,348                150,411                  167,983
  General and administrative expenses                            48,418                 39,183                   76,850
                                                            -----------              ---------              -----------
  Total costs and expenses                                    1,000,967                835,984                  981,915
                                                            -----------              ---------              -----------
Operating income                                                118,217                 88,808                   82,535

Interest expense                                                  9,965                 10,198                    9,399
Interest income                                                    (327)                  (534)                    (289)
                                                            -----------              ---------              -----------
Income before income taxes and minority interests               108,579                 79,144                   73,425

Income tax provision                                             35,129                 25,524                   23,981
Minority interests                                               21,557                 18,616                   21,967
                                                            -----------              ---------              -----------
Net income                                                  $    51,893              $  35,004              $    27,477
                                                            ===========              =========              ===========
Earnings per share:
  Basic                                                     $      0.51              $    0.35              $      0.27
                                                            ===========              =========              ===========
  Diluted                                                   $      0.51              $    0.35              $      0.27
                                                            ===========              =========              ===========
Weighted average shares outstanding:
  Basic                                                         101,290                100,095                  101,580
                                                            ===========              =========              ===========
  Diluted                                                       102,424                101,093                  102,662
                                                            ===========              =========              ===========

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                      Nine Months Ended
                                                                                         September 30,
                                                                             ---------------------------------------
                                                                                2004                        2003
                                                                             -----------                 -----------
Revenues                                                                     $ 3,201,422                 $ 2,611,286
                                                                             -----------                 -----------
Costs and expenses:
  Costs of revenues                                                            2,221,069                   1,832,631
  Selling expenses                                                               500,890                     430,378
  General and administrative expenses                                            171,250                     116,898
                                                                             -----------                 -----------
  Total costs and expenses                                                     2,893,209                   2,379,907
                                                                             -----------                 -----------
Operating income                                                                 308,213                     231,379

Interest expense                                                                  28,803                      31,372
Interest income                                                                     (981)                     (1,636)
                                                                             -----------                 -----------
Income before income taxes, minority interests and cumulative
  effect of change in accounting principle                                       280,391                     201,643

Income tax provision                                                              90,955                      64,678
Minority interests                                                                65,216                      50,346
                                                                             -----------                 -----------
Income before cumulative effect of change in accounting principle                124,220                      86,619

Cumulative effect of change in accounting principle                                   --                      (1,154)
                                                                             -----------                 -----------
Net income                                                                   $   124,220                 $    85,465
                                                                             ===========                 ===========
Earnings per share before cumulative effect of change
  in accounting principle:
  Basic                                                                      $      1.23                 $      0.87
                                                                             ===========                 ===========
  Diluted                                                                    $      1.21                 $      0.86
                                                                             ===========                 ===========
Earnings per share after cumulative effect of change in
  accounting principle:
  Basic                                                                      $      1.23                 $      0.86
                                                                             ===========                 ===========
  Diluted                                                                    $      1.21                 $      0.85
                                                                             ===========                 ===========
Weighted average shares outstanding:
  Basic                                                                          101,313                      99,702
                                                                             ===========                 ===========
  Diluted                                                                        102,545                     100,774
                                                                             ===========                 ===========

                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                      September 30,             December 31,
                                                          2004                      2003
                                                      -------------             ------------
Current Assets:
   Cash and cash equivalents                           $   65,035                $   51,286
   Receivables, net                                       910,281                   801,819
   Inventories, net                                       834,563                   739,627
   Other current assets                                   110,986                    87,064
                                                       ----------                ----------
     Total current assets                               1,920,865                 1,679,796
                                                       ----------                ----------
Property, Plant and Equipment, net                        548,845                   534,871
Goodwill and Other Assets                                 901,659                   882,380
                                                       ----------                ----------
     Total Assets                                      $3,371,369                $3,097,047
                                                       ==========                ==========
Current Liabilities:
   Short-term borrowings                               $  193,605                $   89,747
   Accounts payable                                       354,114                   310,754
   Other current liabilities                              263,068                   230,423
                                                       ----------                ----------
     Total current liabilities                            810,787                   630,924
                                                       ----------                ----------
Long-Term Debt                                            390,849                   488,548

Other Long-Term Liabilities                               165,435                   154,131

Minority Interests                                        650,107                   587,668

Stockholders' Equity                                    1,354,191                 1,235,776
                                                       ----------                ----------
     Total Liabilities and Stockholders' Equity        $3,371,369                $3,097,047
                                                       ==========                ==========

                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)

                                                          Three Months Ended
                                             -------------------------------------------          Nine Months Ended
                                                    September 30,                                    September 30,
                                             --------------------------        June 30,       ----------------------------
                                                 2004           2003             2004            2004             2003
                                             -----------      ---------      -----------      -----------      -----------
SEGMENT DATA

REVENUES:
   M-I SWACO                                 $   565,366      $ 479,724      $   550,257      $ 1,634,708      $ 1,356,399
   Smith Technologies                            126,805        104,505          121,184          373,330          293,250
   Smith Services                                124,617        103,144          116,384          352,065          300,405
                                             -----------      ---------      -----------      -----------      -----------
     Oilfield Products and Services              816,788        687,373          787,825        2,360,103        1,950,054
   Wilson                                        302,396        237,419          276,625          841,319          661,232
                                             -----------      ---------      -----------      -----------      -----------
        Total                                $ 1,119,184      $ 924,792      $ 1,064,450      $ 3,201,422      $ 2,611,286
                                             ===========      =========      ===========      ===========      ===========
OPERATING INCOME:
   Oilfield Products and Services            $   112,737      $  90,318      $    78,102      $   297,251      $   240,841
   Distribution                                    7,388            229            6,466           16,920           (4,348)
   General corporate                              (1,908)        (1,739)          (2,033)          (5,958)          (5,114)
                                             -----------      ---------      -----------      -----------      -----------
        Total                                $   118,217      $  88,808      $    82,535      $   308,213      $   231,379
                                             ===========      =========      ===========      ===========      ===========
OTHER DATA

OPERATING INCOME(a):
   Smith ownership interest                  $    90,676      $  63,891      $    54,491      $   225,095      $   164,968
   Minority partner ownership interest            27,541         24,917           28,044           83,118           66,411
                                             -----------      ---------      -----------      -----------      -----------
        Total                                $   118,217      $  88,808      $    82,535      $   308,213      $   231,379
                                             ===========      =========      ===========      ===========      ===========
DEPRECIATION AND AMORTIZATION(a):
   Smith ownership interest                  $    20,180      $  19,898      $    20,480      $    61,193      $    58,925
   Minority partner ownership interest             6,074          5,529            6,058           18,093           16,443
                                             -----------      ---------      -----------      -----------      -----------
        Total                                $    26,254      $  25,427      $    26,538      $    79,286      $    75,368
                                             ===========      =========      ===========      ===========      ===========
CAPITAL SPENDING(a)(b):
   Smith ownership interest                  $    19,853      $  18,389      $    18,609      $    56,174      $    51,925
   Minority partner ownership interest             6,980          5,797            7,416           19,394           18,132
                                             -----------      ---------      -----------      -----------      -----------
        Total                                $    26,833      $  24,186      $    26,025      $    75,568      $    70,057
                                             ===========      =========      ===========      ===========      ===========

NOTE (a):
The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been broken out between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

NOTE (b):
Total capital spending is not reduced for the proceeds arising on lost-in-hole sales or sales of fixed asset equipment replaced. After considering proceeds arising on lost-in-hole sales and sales of fixed asset equipment replaced, capital spending was approximately $22.3 million and $60.5 million for the three and nine-month periods ended September 30, 2004; $20.3 million for the three-month period ended June 30, 2004; and $19.0 million and $52.8 million for the three and nine-month periods ended September 30, 2003.

                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                        Three Months Ended
                                                               -----------------------------------
                                                               September 30,              June 30,
                                                                   2004                     2004
                                                                 --------                 --------
CONSOLIDATED OPERATING INCOME:
     GAAP consolidated operating income                          $118,217                 $ 82,535
     Litigation-related charges(a)                                     --                   31,439
                                                                 --------                 --------
          Non-GAAP consolidated operating income                 $118,217                 $113,974
                                                                 ========                 ========

OILFIELD OPERATING INCOME:
     GAAP Oilfield operating income                              $112,737                 $ 78,102
     Litigation-related charges(a)                                     --                   31,439
                                                                 --------                 --------
          Non-GAAP Oilfield operating income                     $112,737                 $109,541
                                                                 ========                 ========

CONSOLIDATED NET INCOME:
     GAAP consolidated net income                                $ 51,893                 $ 27,477
     Litigation-related charges(a)                                     --                   20,435
                                                                 --------                 --------
          Non-GAAP consolidated net income                       $ 51,893                 $ 47,912
                                                                 ========                 ========

DILUTED EARNINGS PER SHARE:
     GAAP diluted earnings per share                             $   0.51                 $   0.27
     Litigation-related charges, net of tax(a)                         --                     0.20
                                                                 --------                 --------
          Non-GAAP diluted earnings per share                    $   0.51                 $   0.47
                                                                 ========                 ========

NOTE (a):
This amount represents a provision for estimated losses associated with the previously disclosed outcome of a three-cone drill bit patent infringement case in which the jury found in favor of the plaintiff and awarded damages. On an after-tax basis, these charges approximated $20.4 million, or 20 cents per share.